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                               THIRD AMENDMENT TO

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                               PURE BIOFUELS CORP.

                                       AND

                              PLAINFIELD PERU I LLC
                             PLAINFIELD PERU II LLC

                         ------------------------------

                           Dated as of March 10, 2009

                         ------------------------------

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                                TABLE OF CONTENTS
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ARTICLE I        AMENDMENTS TO THE AGREEMENT                                                 2

  SECTION 1.1.   Definitions                                                                 2
  SECTION 1.2.   Sale and Purchase.                                                          3
  SECTION 1.3.   The Notes                                                                   5
  SECTION 1.4.   Anti-Dilution.                                                              5

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF THE COMPANY                               5

  SECTION 2.1.   Incorporation of Representations and Warranties from the Agreement          5
  SECTION 2.2.   Use of Proceeds                                                             6
  SECTION 2.3.   No Adjustment to Conversion Price                                           6
  SECTION 2.4.   Capital Stock                                                               6
  SECTION 2.5.   Brokers and Finders                                                         7
  SECTION 2.6.   Financial Statements; Undisclosed Liabilities                               7
  SECTION 2.7.   Private Offering                                                            8

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                             8

  SECTION 3.1.   Incorporation of Representations and Warranties from the Agreement          8

ARTICLE IV       CONDITIONS PRECEDENT TO 2009 ADDITIONAL NOTES CLOSINGS                      8

  SECTION 4.1.   Conditions to the Company's Obligations                                     8
  SECTION 4.2.   Conditions to Purchaser's Obligations                                       9

ARTICLE V        MISCELLANEOUS                                                              11

  SECTION 5.1.   Reference to and Effect on the Agreement and the Initial Notes             11
  SECTION 5.2.   Registration Rights Agreement                                              11
  SECTION 5.3.   Governing Law                                                              11
  SECTION 5.4.   Expenses                                                                   11
  SECTION 5.5.   Headings Descriptive                                                       11
  SECTION 5.6.   Counterparts                                                               11

                                       (i)

                THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT dated as of March 10, 2009 (this "Third Amendment"), by and among PURE BIOFUELS CORP., a Nevada corporation (the "Company"), and PLAINFIELD PERU I LLC, a Delaware limited liability company ("LLC1"), and PLAINFIELD PERU II LLC, a Delaware limited liability company ("LLC2" and together with LLC1, the "Purchaser"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement (as defined below).

                                   WITNESSETH:

          WHEREAS, the Company entered into a Securities Purchase Agreement, dated as of September 12, 2007 (as amended by a First Amendment to Securities Purchase Agreement dated as of March 26, 2008 and a Second Amendment to Securities Purchase Agreement dated as of November 24, 2008, the "Agreement"), by and among the Company, LLC 1 and LLC 2 for the purchase of $19,005,897 aggregate principal amount of 10%/12% Senior Convertible PIK Election Notes due 2012, Common Stock and warrants to purchase shares of Common Stock;

          WHEREAS, to obtain funds to make equity contributions to the Borrowers (as defined below) to enable the Borrowers to pay interest with respect to the Loans (as such term is defined under the Loan Agreement, dated as of September 12, 2007, among Pure Biofuels de Peru S.A.C. and Palma Industrial S.A.C., as borrowers (the "Borrowers"), the Company, as guarantor, and Plainfield Special Situations Master Fund Limited, as the lender and administrative agent and the other parties thereto, as amended) (i) during the period extending from and including February 1, 2009 to and including February 28, 2009 (the "February Deferred Interest"), the Company desires, subject to the terms and conditions set forth herein, to issue and sell to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to purchase additional 10%/12% Senior Convertible PIK Election Notes due 2012 in an aggregate principal amount of $283,214.29, convertible into 944,047.63 shares of Common Stock (subject to adjustment) (the "February 2009 Deferred Interest Additional Notes") and (ii) during the period extending from and including March 1, 2009 to and including March 31, 2009 (the "March Deferred Interest"), the Company desires, subject to the terms and conditions set forth herein, to issue and sell to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to purchase additional 10%/12% Senior Convertible PIK Election Notes due 2012 in an aggregate principal amount of $313,558.68, convertible into 1,045,195.60 shares of Common Stock (subject to adjustment) (the "March 2009 Deferred Interest Additional Notes" and together with the February 2009 Deferred Interest Additional Notes, the "2009 Deferred Interest Additional Notes");

          WHEREAS, to obtain funds to make equity contributions to the Borrowers to enable the Borrowers to pay certain general corporate obligations, the Company also desires, subject to the terms and conditions set forth herein, to issue and sell to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to purchase an additional $2,200,000 aggregate principal amount of 10%/12% Senior Convertible PIK Election Notes due 2012, convertible into 55,000,000 shares of Common Stock (subject to adjustment) (the "2009 General Obligation Additional Notes"); and

          WHEREAS, Section 11.1 of the Agreement provides that the Company and the Required Holders may, with certain exceptions, amend the Agreement with the written consent of the Company and the Required Holders.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                           AMENDMENTS TO THE AGREEMENT

          SECTION 1.1. Definitions. Clause (a) of Article I of the Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

          "2009 Additional Notes" means the 10%/12% Senior Convertible PIK Election Notes due 2012 issued by the Company on each of the First 2009 Additional Notes Closing Date, the March 2009 Deferred Interest Additional Notes Closing Date and the Second 2009 Additional Notes Closing Date (such term to include any such notes issued in substitution therefor pursuant to
     Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the 2009 Additional Notes).

          "2009 General Obligation Additional Notes" has the meaning set forth in the preamble of the Third Amendment.

          "February 2009 Deferred Interest Additional Notes" has the meaning set forth in the preamble of the Third Amendment.

          "First 2009 Additional Notes Closing" has the meaning set forth in
     Section 2.8(a) of this Agreement.

          "First 2009 Additional Notes Closing Date" has the meaning set forth in Section 2.8(a) of this Agreement.

          "First 2009 Additional Notes Purchase Price" has the meaning set forth in Section 2.7 of this Agreement.

          "March 2009 Deferred Interest Additional Notes" has the meaning set forth in the preamble of this Agreement.

          "March 2009 Deferred Interest Additional Notes Closing" has the meaning set forth in Section 2.8(c) of this Agreement.

          "March 2009 Deferred Interest Additional Notes Closing Date" has the meaning set forth in Section 2.8(c) of this Agreement.

          "March 2009 Deferred Interest Additional Notes Purchase Price" has the meaning set forth in Section 2.7 of this Agreement.

          "Material Agreements" has the meaning ascribed to such term in Section
     8.23 of the Loan Agreement and as set forth on Schedule 8.23 of the Loan Agreement, as Schedule 8.23 of the Loan Agreement is updated by Schedule
     2.1 to the Third Amendment.

          "Notes" means the Initial Notes, the Additional Notes, the 2009 Additional Notes and any notes issued in substitution therefor pursuant to
     Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the Notes.

          "Second 2009 Additional Notes Closing" has the meaning set forth in
     Section 2.8(b) of this Agreement.

          "Second 2009 Additional Notes Closing Date" has the meaning specified in Section 2.8(b) of this Agreement.

          "Second 2009 Additional Notes Purchase Price" has the meaning set forth in Section 2.7 of this Agreement.

          "Third Amendment" means the Third Amendment to Securities Purchase Agreement, dated as of March 10, 2009, by and among the Company and Purchaser.

          In addition, the definition of "Conversion Price" in clause (a) of
     Article I of this Agreement is replaced with the following definition:

          "Conversion Price" means $0.30 for the Notes, subject to adjustments set forth in Section 3.6 of this Agreement; provided, however, that "Conversion Price" means $0.04 for the 2009 General Obligation Additional Notes, subject to adjustments set forth in Section 3.6 of this Agreement.

          SECTION 1.2. Sale and Purchase. Article II of the Agreement is hereby amended by inserting a new Section 2.7 and 2.8 as follows:

               SECTION 2.7. 2009 Additional Notes; Agreement to Sell and to Purchase; Purchase Price. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, (a) on the First 2009 Additional Notes Closing Date, $1,283,214.29 in aggregate principal amount of the 2009 Additional Notes for a purchase price of $1,283,214.29 (the "First 2009 Additional Notes Purchase Price"), (b) on the Second 2009 Additional Notes Closing Date, $1,200,000 in aggregate principal amount of the 2009 Additional Notes for a purchase price of $1,200,000 (the "Second 2009 Additional Notes Purchase Price") and (c) on the March 2009 Deferred Interest Additional Notes Closing Date, $313,558.68 in aggregate principal amount of the 2009 Additional Notes for a purchase price of $313,558.68 (the "March 2009 Deferred Interest Additional Notes Purchase Price").

               SECTION 2.8. Additional Notes Closing. (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of $1,000,000 in principal amount of 2009 General Obligation Additional Notes and the February 2009 Deferred Interest Additional Notes (the "First 2009 Additional Notes Closing") shall take place at the offices of White & Case LLP, counsel to Purchaser, at 1155 Avenue of the Americas, New York, New York, on March 10, 2009 or on such other date as the parties shall mutually agree upon (the "First 2009 Additional Notes Closing Date").

          At the First 2009 Additional Notes Closing:

          (i) Purchaser shall deliver an amount equal to the First 2009 Additional Notes Purchase Price via wire transfer of immediately available funds to such bank account as the Company shall have designated not later than 4 p.m. EDT on the First 2009 Additional Notes Closing Date.

          (ii) The Company shall deliver to Purchaser against payment of the First 2009 Additional Notes Purchase Price, a certificate or certificates representing the 2009 Additional Notes being purchased by Purchaser pursuant to Section 2.7, which shall be in definitive form and registered in the name of Purchaser or its nominee or designee and in a single certificate or in such other denominations as Purchaser shall have requested;

          (b) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of $1,200,000 in principal amount of 2009 General Obligation Additional Notes (the "Second 2009 Additional Notes Closing") shall take place at the offices of White & Case LLP, counsel to Purchaser, at 1155 Avenue of the Americas, New York, New York, on such date as the parties shall mutually agree upon (the "Second 2009 Additional Notes Closing Date").

          (i) Purchaser shall deliver an amount equal to the Second 2009 Additional Notes Purchase Price via wire transfer of immediately available funds to such bank account as the Company shall have designated not later than 4 p.m. EDT on the Second 2009 Additional Notes Closing Date.

          (ii) The Company shall deliver to Purchaser against payment of the Second 2009 Additional Notes Purchase Price, a certificate or certificates representing the 2009 Additional Notes being purchased by Purchaser pursuant to Section 2.7, which shall be in definitive form and registered in the name of Purchaser or its nominee or designee and in a single certificate or in such other denominations as Purchaser shall have requested; and

          (c) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the March 2009 Deferred Interest Additional Notes (the "March 2009 Deferred Interest Additional Notes Closing") shall take place at the offices of White & Case LLP, counsel to Purchaser, at 1155 Avenue of the Americas, New York, New York, on April 1, 2009 or on such other date as the parties shall mutually agree upon (the "March 2009 Deferred Interest Additional Notes Closing Date").

          (i) Purchaser shall deliver an amount equal to the March 2009 Deferred Interest Additional Notes Purchase Price via wire transfer of immediately available funds to such bank account as the Company shall have designated not later than 4 p.m. EDT on the March 2009 Deferred Interest Additional Notes Closing Date.

          (ii) The Company shall deliver to Purchaser against payment of the March 2009 Deferred Interest Additional Notes Purchase Price, a certificate or certificates representing the 2009 Additional Notes being purchased by Purchaser pursuant to Section 2.7, which shall be in definitive form and registered in the name of Purchaser or its nominee or designee and in a single certificate or in such other denominations as Purchaser shall have requested.

          SECTION 1.3. The Notes. Section 3.1 of the Agreement is hereby amended by inserting a new paragraph at the end thereof as follows:

          The Company will authorize the issuance of (a) $1, 283,214.29 aggregate principal amount of the 2009 Additional Notes to be issued on the First 2009 Additional Notes Closing Date, (b) $1,200,000 aggregate principal amount of 2009 Additional Notes to be issued on the Second 2009 Additional Notes Closing Date, (c) $313,558.68 aggregate principal amount of the March 2009 Deferred Interest Additional Notes to be issued on the March 2009 Deferred Interest Additional Notes Closing Date and (d) any Notes to be issued in kind as interest. The 2009 Additional Notes shall be substantially in the form set forth in Exhibit A.

          SECTION 1.4. Anti-Dilution. Section 3.6(g) of the Agreement is hereby amended by inserting a new paragraph at the end thereof as follows: "For purposes of Section 3.6(b) and 3.6(c) of this Agreement, the sale and issuance of the 2009 General Obligation Additional Notes shall be deemed not to be an issuance of Common Stock below the Conversion Price or Market Price.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          In order to induce the Purchaser to enter into this Third Amendment and to purchase the 2009 Additional Notes, the Company hereby represents and warrants to and agrees with the Purchaser that on each of the First 2009 Additional Notes Closing Date, the Second 2009 Additional Notes Closing Date and the March 2009 Deferred Interest Additional Notes Closing Date (each a "Closing Date"), after giving effect to the consummation of the transactions contemplated hereby on such date that:

          SECTION 2.1. Incorporation of Representations and Warranties from the Agreement. The representations and warranties contained in Article IV of the Agreement and in Section 8 of the Loan Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on such Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); provided that Schedule 2.1 to this Third Amendment updates Schedule 8.23 of the Loan Agreement as of the date hereof.

          SECTION 2.2. Use of Proceeds. (a) All proceeds from the sale of the 2009 Additional Notes shall be used solely for the purposes set forth on
Schedule 2.2 of this Third Amendment.

          (b) All of the proceeds of the payment of each purchase price for the 2009 Defined Interest Additional Notes on each closing date relating thereto shall be used by the Company on each such date to make an equity contribution to the Borrowers in the same amount and the Company shall cause all of the proceeds of each such equity contribution to be used on each such date by the Borrowers to pay the February Deferred Interest or the March Deferred Interest, as applicable. Each of the Company, Purchaser and the Borrowers (in the case of the Borrowers, by their execution and delivery of this Third Amendment) agree that each of (i) the payment of each purchase price for the 2009 Deferred Interest Additional Notes, (ii) the making of such equity contributions by the Company to the Borrowers and (iii) the payment of the February Deferred Interest and the March Deferred Interest by the Borrowers to the Lender shall be deemed to have occurred in such order on each such date by virtue of this Third Amendment (and without any actual transfers of funds); provided, however, that in each case, all conditions precedent set forth in this Third Amendment for the issuance and purchase of the 2009 Deferred Interest Additional Notes are satisfied by the Company on the applicable closing date.

          (c) No part of the proceeds from the sale of the 2009 Additional Notes will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the sale of the 2009 Additional Notes nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

          SECTION 2.3. No Adjustment to Conversion Price. Except as previously disclosed in schedules to the Agreement, nothing has occurred since such Closing Date that has resulted, or would result, in an adjustment to the Conversion Price pursuant to Section 3.6 of the Agreement.

          SECTION 2.4. Capital Stock. (a) As of such Closing Date, the authorized Capital Stock of the Company will consist solely of 325,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, of which 172,374,699 shares of Common Stock (assuming no additional exercises of existing stock options) and no shares of preferred stock are issued and outstanding, no shares are held in treasury and 136,153,572 shares of Common Stock (such amount does not include any shares or warrants that may be issued pursuant to the Binding Letter of Intent or Section 3.6(m) of the Agreement) are reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the 2009 Additional Notes).
Schedule 4.7 to this Third Amendment sets forth the capitalization of the Company as of such Closing Date.

          (b) Except as set forth on Schedule 2.4 to this Third Amendment, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

          (c) Upon the satisfaction of the condition to Purchaser's obligations set forth in Section 4.2(d) of this Third Amendment, the Conversion Shares will have been duly authorized and validly reserved for issuance in contemplation of the conversion of the 2009 Additional Notes and, when issued and delivered in accordance with the terms of the Notes, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (d) The holders of the 2009 Additional Notes will, upon issuance thereof, have the rights set forth in such Notes (subject to the limitations and qualifications set forth therein).

          SECTION 2.5. Brokers and Finders. No agent, broker, Person or firm acting on behalf of the Company or its Affiliates is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Third Amendment or any of the transactions contemplated hereby.

          SECTION 2.6. Financial Statements; Undisclosed Liabilities.

          (a) The unaudited balance sheet of the Company as of September 30, 2008 and the related statements of income and cash flows of Holdings for the three-month and nine-month periods ended as of such dates, copies of which in each case were furnished or made available to the Purchaser prior to the date hereof, present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries at the date of said financial statements and the consolidated results of operations for the period covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (b) Except as fully disclosed in the financial statements previously delivered to the Purchaser, and except for the Indebtedness incurred under the Agreement and the Loan Agreement, there are as of the date hereof no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its subsidiaries. Except as set forth on Schedule 5.07 to the Loan Agreement, as of the date hereof, neither the Company nor any of its subsidiaries knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements previously delivered to the Purchaser or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its subsidiaries.

          (c) After giving effect to the transaction contemplated hereby, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.7. Private Offering. Assuming the accuracy of the representations and warranties set forth in Section 5.2 of the Agreement, the offer and sale of the 2009 Additional Notes to Purchaser is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the 2009 Additional Notes), which would subject the sale of the 2009 Additional Notes contemplated hereby to the registration provisions of the Securities Act.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

          SECTION 3.1. Incorporation of Representations and Warranties from the Agreement. The representations and warranties contained in Article V of the Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                                   ARTICLE IV

             CONDITIONS PRECEDENT TO 2009 ADDITIONAL NOTES CLOSINGS

          SECTION 4.1. Conditions to the Company's Obligations. The issuance of the 2009 Additional Notes by the Company shall be subject to the satisfaction, at or prior to each Closing Date, of the following conditions:

          (a) Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Third Amendment to be performed and complied with by Purchaser at or prior to the such Closing Date.

          (b) No provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the transactions contemplated hereby illegal or shall otherwise restrain or prohibit the consummation of the transactions contemplated hereby.

          SECTION 4.2. Conditions to Purchaser's Obligations. The obligations of Purchaser to purchase the 2009 Additional Notes contemplated by this Third Amendment shall be subject to the satisfaction, at or prior to each Closing Date (except as otherwise provided in this Section 4.2), of the following conditions:

          (a) On such Closing Date and also after giving effect to the sale of the 2009 Additional Notes on such date there shall exist no Default or Event of Default.

          (b) Purchaser shall have received a certificate, dated such Closing Date and signed on behalf of the Company by an Authorized Representative, certifying on behalf of the Company that on such Closing Date and also after giving effect to the sale of the 2009 Additional Notes on such date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained or incorporated by reference in this Third Amendment shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (c) On or prior to March 12, 2009, Purchaser shall have received from each of DLA Piper US LLP (US) and Lewis and Roca LLP, U.S. special counsel to the Company and Muniz, Ramirez, Perez-Taiman & Luna-Victoria, special counsel to the Subsidiaries, an opinion addressed to Purchaser and dated the date of issuance of such opinion (and, if issued prior thereto, redated and reissued on the Second 2009 Additional Notes Closing Date) covering such matters incident to the transactions contemplated herein as the Purchaser may reasonably request.

          (d) On or prior to April 30, 2009 (or June 30, 2009 in the event that the Securities and Exchange Commission elects to review the proxy statement or information statement relating to such amendment), the Company shall have amended its articles of incorporation to increase the number of shares of Common Stock authorized by the Company such that after giving effect to the amendment, the authorized Capital Stock of the Company will be sufficient to allow the issuance of all shares of Common Stock upon the conversion of the Notes.

          (e) Purchaser shall have received a certificate from the Company, dated such Closing Date, signed by an Authorized Representative, and attested to by another Authorized Representative, in the form of Exhibit A, with appropriate insertions, together with copies of the articles of incorporation and by-laws of the Company and the resolutions of the Company referred to in such certificate and the foregoing shall be in form and substance reasonably acceptable to Purchaser.

          (f) On such Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Third Amendment shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which Purchaser reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officials or Governmental Authorities.

          (g) Nothing shall have occurred since September 30, 2008 (and Purchaser shall have not have become aware of any facts or conditions not previously known) which Purchaser shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the transactions contemplated hereby.

          (h) All necessary governmental and third party approvals and/or consents in connection with the Transactions shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated hereby. On such Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon transactions contemplated hereby.

          (i) Except as set forth in Schedule 5.07 to the Loan Agreement, on such Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to the transactions contemplated hereby, this Third Amendment or any other Transaction Document, or (b) which Purchaser shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (j) On or prior to the Second 2009 Additional Notes Closing Date, the Company shall provide evidence satisfactory to Purchaser in its sole discretion that the Company, either directly or through a third party, has obtained a performance bond up to the amount of $2,500,000 bond from the relevant Peruvian authorities in order to permit the Borrowers to commence terminaling operations at the Callao plant.

          (k) Purchaser shall have received certificates representing the 2009 Additional Notes purchased by Purchaser on such Closing Date.

          (l) Purchaser shall have received such other documents and evidence as are customary for transactions of this type or as Purchaser may reasonably request in order to evidence the satisfaction of the other conditions set forth above.

     The Company covenants and agrees to deliver to Purchaser not later than March 12, 2009 the opinions described in Section 4.2(c) with respect to the First 2009 Additional Notes Closing. Further, the Company covenants and agrees to deliver evidence satisfactory to Purchaser in its sole discretion that the Company's articles of incorporation has been amended as described in, and within the dates set forth in, Section 4.2(d).

                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.1. Reference to and Effect on the Agreement and the Initial Notes

     (i) Upon the execution of this Third Amendment by the parties hereto, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement and each reference in the other Transaction Documents to the "Securities Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

     (ii) Except as specifically amended by this Third Amendment, the Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii)This Third Amendment shall constitute a "Transaction Document" and this Third Amendment shall constitute a "Note Document" for all purposes of the Agreement and the other Transaction Documents.

          SECTION 5.2. Registration Rights Agreement. The parties hereto agree that the shares of Common Stock issuable upon conversion of the 2009 Additional Notes shall constitute "Registrable Securities" under the Registration Rights Agreement.

          SECTION 5.3. Governing Law. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

          SECTION 5.4. Expenses. The Company shall reimburse the Purchaser for all reasonable disbursements and out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of White & Case LLP, counsel to the Purchaser. On each Closing Date, Purchaser shall provide the Company with documentation reasonably satisfactory to the Company for such disbursements and out-of-pocket expenses.

          SECTION 5.5. Headings Descriptive. The headings of the several sections and subsections of this Third Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Third Amendment.

          SECTION 5.6. Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                                                  PURE BIOFUELS CORP.


                                                  By  /s/ Luis Goyzeuta
                                                      --------------------------
                                                      Luis Goyzeuta
                                                      Chief Executive Officer

Each of the undersigned agrees that all references to the "Convertible Note Documents" in the Loan Agreement shall mean the Convertible Note Documents are amended by this Third Amendment.

Address:


Av. Canaval y Moreyra 380 of 402
San Isidro, Lima
Peru
Attention: Luis Goyzueta
Telephone: +511-221-7365
Facsimile: +511-221-7347

                                                  PURE BIOFUELS DEL PERU S.A.C.


                                                  By: /s/ Luis Goyzeuta
                                                      --------------------------
                                                  Name:  Luis Goyzeuta
                                                  Title: Chief Executive Officer


Address:                                          PALMA INDUSTRIAL S.A.C.


Av. Canaval y Moreyra 380 of 402                  By  /s/ Gonzolo Campos
San Isidro, Lima                                      --------------------------
Peru                                              Name:  Gonzolo Campos
Attention: Luis Goyzueta                          Title: General Manager
Telephone: +511-221-7365
Facsimile: +511-221-7347

Address:


701 Brazos Street                                 PURE BIOFUELS CORP.
Suite 1050

Austin, Texas 78701                               By: /s/ Luis Goyzeuta
Attention: Albert Pinto, Brian Alperstein             --------------------------
Telephone: (512) 397-1550                         Name:  Luis Goyzeuta
Facsimile: (202) 261-3523                         Title: Chief Executive Officer


                                            Signature Page to Purchase Agreement

                                                  PLAINFIELD PERU I LLC


                                                  By  /s/ Steven Segaloff
                                                      --------------------------
                                                  Name:  Steven Segaloff
                                                  Title: Authorized Individual


                                                  PLAINFIELD PERU II LLC


                                                  By  /s/ Steven Segaloff
                                                      --------------------------
                                                  Name:  Steven Segaloff
                                                  Title: Authorized Individual

The undersigned agrees that the Company's issuance of 2009 Additional Notes and the use of the proceeds thereof for the purposes set forth on Schedule 2.2 hereto will not violate the terms of the Loan Agreement.

                                                  PLAINFIELD SPECIAL SITUATIONS
                                                  MASTER FUND LIMITED


                                                  By  /s/ Steven Segaloff
                                                      --------------------------
                                                  Name:  Steven Segaloff
                                                  Title: Authorized Individual


                                            Signature Page to Purchase Agreement